Exhibit 10.1
June 7, 2011
Sellers under Share Purchase Agreement,
dated March 12, 2011, concerning
The Switch Engineering Oy
Attention: Dag Sandås, as Sellers’ Representative
Re: Extension of Long-Stop Date
Dear Sirs:
Reference is made to our recent discussions and Section 6.6 of the Share Purchase Agreement (the “SPA”), dated March 12, 2011, by and among American Superconductor Corporation (“AMSC”) and the shareholders of The Switch Engineering Oy (“Switch”).
As you are aware, regulatory approval in China required in connection with AMSC’s acquisition of Switch was received on May 26, 2011. As discussed, the parties will need to discuss a new timeline for closing and negotiate an amendment to the SPA and additional time will be required to accomplish this. Since the current Long-Stop Date under Section 6.6 of the SPA is May 30, 2011, we propose that the parties agree to extend the Long-Stop Date until June 30, 2011.
Please confirm Sellers’ acceptance of the above by returning us a signed copy of this letter.

Very truly yours, AMERICAN SUPERCONDUCTOR CORPORATION
By	/s/ Daniel Patrick McGahn
	Name:	Daniel Patrick McGahn
	Title:	CEO and President

American Superconductor Corporation
64 Jackson Road, Devens, MA 01434-4020
Tel: +1 978.842.3000 Fax: +1 978.842.3024

Acknowledged and agreed on behalf of
the Sellers under the SPA

By	/s/ Dag Sandås
	Name:	Dag Sandås
	Title:	Sellers’ Representative

American Superconductor Corporation
64 Jackson Road, Devens, MA 01434-4020
Tel: +1 978.842.3000 Fax: +1 978.842.3024